                                                                     EXHIBIT 3.3



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INFINITY BROADCASTING CORPORATION

                                   ----------


                  Infinity Broadcasting Corporation, a corporation organized and existing under the laws of the State of Delaware, for the purpose of amending and restating its Certificate of Incorporation, does hereby certify as follows:

                  FIRST: The name of the corporation is Infinity Broadcasting Corporation, and the name under which the corporation was originally incorporated was Infinity Media Corporation. The original Certificate of Incorporation (the "Original Certificate") was filed with the Secretary of State of the State of Delaware on September 15, 1998, pursuant to and by virtue of the General Corporation Law of the State of Delaware.

                  SECOND: Effective immediately upon the filing of this Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (the "Effective Time"), each share of previously existing common stock, par value $1.00 per share, issued and outstanding or held in treasury shall be and hereby is converted into and reclassified as [ ] shares of Class B Common Stock, par value $.01 per share. Certificates which prior to the Effective Time represented shares of common stock shall, at the Effective Time, be hereby canceled and upon presentation of the canceled certificates to Infinity Broadcasting Corporation, the holders thereof shall be entitled to receive certificate(s) representing the shares of Class B Common Stock into which such canceled shares have been converted.

                  THIRD: This Restated Certificate of Incorporation, having been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Board of Directors and the written consent of the stockholders of Infinity Broadcasting Corporation, restates and integrates and further amends the provisions of the Original Certificate. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, the "Certificate of Incorporation") reads as follows:
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                                  ARTICLE FIRST

                               Name of Corporation

              The name of the corporation is Infinity Broadcasting Corporation (the "Corporation").


                                 ARTICLE SECOND

                     Registered Office and Registered Agent

                  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE THIRD

                                     Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOURTH

                                  Capital Stock

                  A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 4,050,000,000 shares consisting of: (1) 2,000,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (2) 2,000,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and (3) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the General Corporation
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Law of the State of Delaware (or any successor provision thereto). This paragraph A of Article FOURTH shall not in any way limit the provisions of
Section 242(b)(1) of the General Corporation Law of the State of Delaware other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

                  B. The Board of Directors shall have the full authority permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

                  (1) the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock)) and the stated or liquidation value thereof, if different from the par value thereof;

                  (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

                  (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

                  (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable upon any such redemption, if any;

                  (5) the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in
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                                                                               4


         the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                  (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

                  (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                  (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the General Corporation Law of the State of Delaware.

                  C. The powers, preferences and relative, participating, optional or other special rights, if any, of
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each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                  D. Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article FOURTH:

                  (1) The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be, and the dividend or other distribution payable to holders of Class B Common Stock shall be payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, as the case may be. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.
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                                                                               6


                  (2) The voting power of the Corporation shall be exclusively vested in the Common Stock.

                  (3) Holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

                  (4) The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                  (5) The powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions with respect to Class A Common Stock and Class B Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

                  (6) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon five votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as
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                                                                               7


         otherwise required by law or as otherwise provided in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any outstanding Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors.

                  E. (1) Prior to the date on which shares of Class B Common Stock are transferred to stockholders of CBS Parent (as defined) in a Tax-Free Spin-Off (as defined in paragraph E(2) of this Article FOURTH), each share of Class B Common Stock is convertible while held by CBS (as defined in paragraph A of Article SEVENTH), at the option of the holder thereof and in the manner described below, into one share of Class A Common Stock, subject to adjustment as provided in paragraph E(1)(b) of this Article FOURTH and subject to the conditions and limitations described below:

                  (a) In order to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to this paragraph E(1) of Article FOURTH, the holder thereof shall deliver to the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) (the "Office of the Corporation") (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and, if required by paragraph E(9) of this Article FOURTH, by any required tax transfer stamps and (ii) written notice (the "Conversion Notice") to the Corporation that such holder elects to convert such shares of Class B Common Stock into shares of Class A Common Stock and stating the name and address in which each certificate representing shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Office of the Corporation of the certificate representing the shares to be converted together with the Conversion Notice, and the person exercising such voluntary conversion shall be treated for all purposes as the holder of the number of shares of Class A Common Stock issuable upon such voluntary conversion at such time; provided, however, that, subject to paragraph E(6) of this Article FOURTH, such holder shall be
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                                                                               8


         entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such voluntary conversion and unpaid as of the time of such voluntary conversion. Following a voluntary conversion, the Corporation shall promptly issue and deliver, or cause to be issued and delivered, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificate has been converted at the address set forth in the Conversion Notice.

                  (b) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a reclassification, subdivision or combination described in paragraph D(1) of this Article FOURTH or pursuant to a merger, consolidation or other restructuring referred to in paragraph F of this Article FOURTH), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification with respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

                  "CBS Parent" shall mean CBS Corporation, a Pennsylvania corporation, or, if CBS Corporation is then a wholly owned subsidiary of another entity, "CBS Parent" shall mean such parent entity, in either case together with any successor by way of merger, consolidation, division (if permitted by law) or sale of all or substantially all assets.

                  (2) Prior to a Tax-Free Spin-Off, except as otherwise provided in this paragraph E(2) of Article FOURTH, upon the sale or other transfer (whether by merger, operation of law or otherwise) by a stockholder of the Corporation of shares of Class B Common Stock such that any person or persons, other than CBS, shall have beneficial ownership thereof, including pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933, as amended, and/or a sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, or any similar rule then in force), such shares shall automatically convert

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into an equal number of shares of Class A Common Stock without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall thereafter be deemed to represent shares of Class A Common Stock. For purposes of this paragraph E of Article FOURTH, (i) "beneficial ownership" with respect to shares of Class B Common Stock shall mean control, directly or indirectly, through record ownership or any contract, arrangement, understanding, relationship or otherwise, of the voting power (which includes the power to vote or to direct the voting of such shares, except where such power arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation) of such Class B Common Stock, (ii) a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organi-zation, business, individual, government (or subdivision thereof), governmental agency or other legal entity and (iii) the term "transfer" shall not include a bona fide unforeclosed pledge of shares of Class B Common Stock.

                  Notwithstanding the foregoing, shares of Class B Common Stock
(A) shall not convert into shares of Class A Common Stock in any transfer of Class B Common Stock beneficially owned by CBS Parent to stockholders of CBS Parent in a transaction intended to be tax free under Section 355 of the Internal Revenue Code (or any successor provision) (such a transfer, a "Tax-Free Spin-Off") and (B) shall no longer be convertible into shares of Class A Common Stock following a Tax-Free Spin-Off. For purposes of this paragraph E of Article FOURTH, a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of CBS Parent following receipt of an affidavit described in paragraph E(4) of this Article FOURTH.

                  Immediately upon any automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, the rights of the holders of such converted shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, subject to paragraph E(6) of this Article FOURTH, such holders shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such automatic conversion and unpaid as of the time of such automatic conversion.

                  As promptly as practicable on or after the date of any conversion of shares of Class B Common Stock into shares
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                                                                              10


of Class A Common Stock pursuant to this Article FOURTH, upon the delivery to the Corporation of a certificate formerly representing shares of Class B Common Stock, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the holder of the surrendered certificate formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificate have been converted in accordance herewith.

                  (3) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph E(4) of this Article FOURTH, and under no other circumstances, or (B) convert any or all of such shares into shares of Class A Common Stock, as provided in paragraph E(1) of this Article FOURTH, for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person. Prior to a Tax-Free Spin-Off, no person other than CBS, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph E(4) of this Article FOURTH, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such person's own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                  (4) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation, and a new certificate or certificates issued therefor, upon presentation for transfer at the Office of the Corporation of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                  (a) an affidavit from CBS Parent stating that such certificate is being presented to effect a transfer by one CBS Party (as defined in paragraph A of Article SEVENTH) of such shares to another CBS Party; or

                  (b) an affidavit from CBS Parent stating that such certificate is being presented to effect a transfer of shares beneficially owned by CBS Parent to the

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         stockholders of CBS Parent in connection with a Tax-Free Spin-Off.

                  Each affidavit of CBS Parent furnished pursuant to paragraph E(4) of this Article FOURTH shall be verified by an officer of CBS Parent as of a date not earlier than five days prior to the date of delivery thereof.

                  If a holder of shares of Class B Common Stock shall present a certificate for such shares, endorsed by said holder for transfer or accompanied by an instrument of transfer signed by said holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in paragraph E(4) of this Article FOURTH, then such shares shall automatically convert into an equal number of shares of Class A Common Stock in accordance with paragraph E(2) of this Article FOURTH.

                  If the Board of Directors (or any committee of the Board of Directors, or any officer of the Corporation, designated for such purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph E(4) of this Article FOURTH, or shall determine that a person is enjoying for such person's own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. A bona fide unforeclosed pledge of shares of Class B Common Stock shall not be deemed to violate such provisions.

                  (5) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                  "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph E(4) of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this corporation. Any person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph E(4) of Article FOURTH is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                  Upon and after the transfer of shares in a Tax-Free Spin-Off, such shares shall no longer be required to bear the legend set forth above in this paragraph E(5) of Article FOURTH (the "Transfer Legend"). After such transfer of shares in a Tax-Free Spin-Off, upon the delivery to the Corporation of certificates representing shares of Class B Common Stock that bear the Transfer Legend, the Corporation shall issue and deliver, or cause to be delivered, to or upon the written order of the holder of the surrendered certificates, a certificate or certificates identical in all material respects to such surrendered certificates except that the new certificate or certificates will not contain the Transfer Legend.

                  (6) If (i) any dividend or other distribution has been declared with respect to shares of Class B Common Stock which will be converted into shares of Class A Common Stock pursuant to the provisions of this paragraph E of Article FOURTH, (ii) the record date or payment date therefor will be subsequent to such conversion and (iii) such dividend or other distribution was declared prior to such conversion, then such dividend or other distribution shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been converted (without duplication), and any such dividend or other distribution which shall have been declared on such shares payable in shares of Class B Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, shall be deemed to have been declared, and shall be payable, in corresponding shares of Class A Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be.

                  (7) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph E of Article FOURTH, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, as determined by the Board of Directors, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock and its issued Class A Common Stock held in its treasury, solely for the purpose of effecting any conversion of Class B Common Stock pursuant to this Article FOURTH, the full number of shares of Class A Common Stock then issuable or deliverable upon any such conversion of all of the then outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon any conversion of Class B Common Stock pursuant to this Article FOURTH shall be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

                  (8) In connection with any transfer or conversion of any capital stock of the Corporation pursuant to or as permitted by the provisions of this paragraph E of Article FOURTH, or in connection with the making of any determination referred to in this paragraph E of Article FOURTH:

                  (a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts indicating that such conversion was in violation of paragraph E(4) of this Article FOURTH, in either of which events the Corporation shall (i) make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and (ii) have a reasonable time to complete such investigation; and

                  (b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken in good faith.

                  (9) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of

Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  F. In the event of a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration; provided, however, that, prior to a Tax-Free Spin-Off, if such consideration includes voting securities (or rights, options, warrants or other securities convertible into or exchangeable or exercisable for voting securities), the Corporation shall, to the maximum extent practicable, provide that the voting securities distributed or distributable to holders of Class B Common Stock entitle such holders to five times the number of votes per share or other applicable unit as the voting securities issued or issuable to the holders of Class A Common Stock.

                  G. Except as otherwise provided in paragraph D(1) of this Article FOURTH, the Corporation shall not be entitled to issue additional shares of Class B Common Stock, or issue rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, except that the Corporation may make an offer to all holders of Common Stock of rights to purchase additional shares of the class of Common Stock already held by such holders; provided, however, that the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to purchase the same number of additional shares or rights, options, warrants or other securities convertible into or exchangeable or exercisable for additional shares, and on the same terms, as the holders of each share of such other class of capital stock. Class A Common Stock and Class B Common Stock will be treated equally with respect to any offer made by the Corporation to holders of Common Stock of rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any other capital stock of the Corporation.

                  H. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests and shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to such distribution. For purposes of this paragraph H of Article FOURTH, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation, merger or other restructuring of the Corporation with or into one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation, merger or other restructuring) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.


                                  ARTICLE FIFTH

                               Board of Directors

                  A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be fixed at six and may be increased or decreased from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, but the number of directors shall not be less than three nor more than 24. If the number of directors is changed pursuant to this paragraph A of Article FIFTH, any newly created directorships or any decreases in directorships shall be so apportioned among the classes so as to make all classes as nearly equal as practicable; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

                  B. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be by written ballot.

                  C. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, each initially consisting of two directors. One class of directors initially consisting of two directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class initially consisting of two directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class initially consisting of two directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their respective successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1999 annual meeting, directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected to succeed those directors whose terms then expire by a plurality of all votes cast at such meeting by holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of such directors, voting as a single class, to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

                  D. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors or other cause, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

                  E. Subject to the rights of the holders of any series of Preferred Stock to elect and remove additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and by the affirmative vote of at least 80 percent of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class, and subject to any further restrictions on such removal, not inconsistent with this Article FIFTH, as may be contained in the By-laws. Cause for removal shall be deemed to exist only if the director whose removal is proposed (i) has been convicted in a court of competent jurisdiction of a felony, and such conduct or conviction results in material and demonstrable injury to the Corporation, (ii) has been adjudged by a court of competent jurisdiction to be mentally incompetent or (iii) has been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, resulting in material and demonstrable injury to the Corporation, and, in each case, such conviction or adjudication has become final and nonappealable. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

                  F. A stockholder may raise business or make nominations for the election of directors at a stockholders' meeting only by complying with all of the provisions of the By-laws specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (i) the submission of proposals to be considered at any meeting of stockholders or (ii) nominations for the election of directors to be held at any such meeting.


                                  ARTICLE SIXTH

                 Certain Matters Relating to Stockholder Actions

                  A. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that this Paragraph A of Article SIXTH shall be of no force and effect, and stockholders shall be permitted to act by written consent, for so long as CBS shall beneficially own Common Stock representing at least a majority of the combined voting power of outstanding shares of Common Stock of the Corporation.

                  B. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors specified pursuant to paragraph A of Article FIFTH of this Certificate of Incorporation which the Corporation would have if there were no vacancies (the "Entire Board of Directors"); provided, however, that if the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, as applicable, to elect additional directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of shares of such series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted with respect to such series pursuant to Article FOURTH of this Certificate of Incorporation.


                                 ARTICLE SEVENTH

                  Conduct of Certain Affairs of the Corporation

                  A. For purposes of this Certificate of Incorporation, "CBS" shall mean CBS Parent, any person or entity with a controlling interest in CBS Parent, and all corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which CBS Parent beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("Voting Interest"), but shall not include the Corporation or any Subsidiary Entity in which the Corporation beneficially owns, directly or indirectly, 50 percent or more of the outstanding Voting Interest. CBS Parent and each other entity constituting part of CBS are referred to in this Certificate of Incorporation as "CBS Parties". The Corporation and each Subsidiary Entity of the Corporation are referred to in this Certificate of Incorporation as "Corporation Parties".

                  B. In anticipation that:

                  (1) the Corporation will cease to be a wholly owned subsidiary of CBS but that certain CBS Parties will remain, for some period of time, stockholders of the Corporation;

                  (2) the Corporation Parties and CBS may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

                  (3) there will be benefits to be derived by the Corporation through continued contractual, corporate and business relations with CBS (including the service of directors, officers or employees of CBS Parties as directors, officers or employees of Corporation Parties); and

                  (4) there will be benefits in providing guidelines for directors, officers and employees of CBS Parties and of Corporation Parties with respect to the allocation of corporate opportunities and other matters;

the provisions of this Article SEVENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation Parties as they may involve CBS Parties and the CBS Parties' respective officers, directors, agents and employees, and the powers, rights, duties and liabilities of the Corporation Parties and the Corporation Parties' respective officers, directors, employees and stockholders in connection therewith.

                  C. Except as CBS Parent may otherwise agree in writing, CBS shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation Parties,
(ii) do business with any potential or actual customer or supplier of the Corporation Parties or (iii) employ or otherwise engage, or solicit for such purpose, any officer, director or employee of the Corporation Parties. Neither CBS nor any officer, employee or director of any CBS Party (except as provided in paragraph D of this Article SEVENTH) shall be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty that such person or entity may have by reason of any activities set forth in the preceding sentence. In the event that CBS acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both CBS and the Corporation Parties, CBS shall have no duty to communicate or present such corporate opportunity to the Corporation Parties and shall not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty that CBS may have as a stockholder of the Corporation or otherwise by reason of the fact that CBS pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation Parties.

                  D. In the event that a director, officer or employee of a Corporation Party who is also a director, officer or employee of a CBS Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both a Corporation Party and CBS, such director, officer or employee of the Corporation Party (i) shall have fully satisfied and fulfilled any fiduciary or other duties such person may have to the Corporation Parties and their stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty by reason of the fact that CBS pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not communicate information regarding such corporate opportunity to the Corporation Parties,

(iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation Parties and (iv) shall be deemed not to have breached any duty of loyalty or other duty such person may have to the Corporation Parties or their stockholders and not to have derived an improper benefit therefrom, if such director, officer or employee acts in a manner consistent with the following policy:

                  (1) a corporate opportunity offered to any person who is a director but not an officer or employee of a Corporation Party and who is also an officer or employee (whether or not a director) of a CBS Party shall belong to CBS, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation Party, in which case such opportunity shall belong to the Corporation Party;

                  (2) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of a Corporation Party and who is also a director but not an officer or employee of a CBS Party shall belong to the Corporation Party, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of a CBS Party, in which case such opportunity shall belong to CBS; and

                  (3) a corporate opportunity offered to any other person who is
         (i) either an officer or employee of a Corporation Party and either an officer or employee of a CBS Party or (ii) a director of both a Corporation Party and a CBS Party shall belong to CBS, unless such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of the Corporation Party, in which case such opportunity shall belong to the Corporation Party.

                  E. Any corporate opportunity that belongs to CBS or to a Corporation Party pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person or entity, unless and until CBS or the Corporation Party, as the case may be, determines not to pursue such opportunity. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another person or entity.

                  F. For purposes of this Article SEVENTH, "corporate opportunities" shall consist of business opportunities which (i) a Corporation Party is financially able to undertake, (ii) are, by their nature, in the line or lines of the Corporation Party's business and are of practical and material advantage to it, and (iii) are ones in which the Corporation Party has an interest or reasonable expectancy. "Corporate opportunities" shall not include, and neither CBS nor any of its directors, officers or employees shall be liable to the Corporation Parties or their stockholders by reason of, any transaction in which a Corporation Party or CBS is permitted to participate pursuant to (a) any agreement between one or more Corporation Parties and one or more CBS Parties in effect as of the time any equity security of the Corporation is first held of record by any person or entity other than CBS, as such agreement may be amended thereafter with the approval of a majority of Disinterested Directors (as defined), or (b) any subsequent agreement between one or more Corporation Parties and one or more CBS Parties approved by a majority of Disinterested Directors, it being acknowledged that the rights of the Corporation Parties under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation Parties for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

                  "Disinterested Directors" shall mean the directors of the Corporation who are not (i) officers or employees of either a Corporation Party or a CBS Party or (ii) directors of a CBS Party.

                  G. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article SEVENTH.

                  H. If any contract, agreement, arrangement or transaction between one or more Corporation Parties and one or more CBS Parties involves a corporate opportunity and is approved in accordance with the General Corporation Law of the State of Delaware, CBS and its officers, directors and employees shall also, for the purposes of this Article SEVENTH and the other provisions of this Certificate of Incorporation, be deemed to (i) have fully satisfied and fulfilled any fiduciary or other duties such person or entity may have to the Corporation Parties and their stockholders with respect to such corporate opportunity, (ii) not be liable to the Corporation Parties or their stockholders for breach of any fiduciary or other duty by reason of the fact that CBS pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not communicate information regarding such corporate opportunity to the Corporation Parties, (iii) have acted in good faith and in a manner such person or entity reasonably believes to be in and not opposed to the best interests of the Corporation Parties and (iv) not to have breached any duty of loyalty or other duty of such person or entity to the Corporation Parties or their stockholders and not to have derived an improper benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any breach of any fiduciary or other duty, but shall be governed by the other provisions of this Article SEVENTH, this Certificate of Incorporation, the Bylaws, the General Corporation Law of the State of Delaware and other applicable law.

                  I. For purposes of this Article SEVENTH, a director of the Corporation who is Chairperson or Vice Chairperson of the Board of Directors or a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the By-laws), unless such person is a full-time employee of the Corporation.

                  J. Any conduct by CBS Parties or any of their respective officers, directors, agents and employees in connection with the affairs of the Corporation Parties that does not follow the guidelines set forth in this Article SEVENTH shall not by reason thereof void the transaction or make it voidable or be deemed a breach of any fiduciary or other duty to the Corporation Parties but shall be governed by the other provisions of this Certificate of Incorporation, the By-laws, the General Corporation Law of the state of Delaware and other applicable law.

                  K. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article SEVENTH shall expire on the first day on which CBS does not own beneficially Common Stock representing at least 20 percent of the combined voting power of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of a CBS Party. Neither the alteration, amendment or repeal of this Article SEVENTH nor the adoption of any provision inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.


                                 ARTICLE EIGHTH

                                   Amendments

                  A. The Corporation reserves the right to adopt, repeal, alter or amend any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate of Incorporation, if any, are granted subject to this reservation.


                  B. In addition to any requirements of law and any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of 80 percent or more of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to alter, amend or repeal, or to adopt any provision of this Certificate of Incorporation (whether directly or indirectly through any merger of the Corporation with any other entity) which is inconsistent with, any provision of Articles FIFTH, SIXTH, SEVENTH, NINTH, TENTH and ELEVENTH hereof or this Article EIGHTH.



                  C. Except where the Board of Directors is permitted by law or by this Certificate of Incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding shares of Preferred Stock, provisions of this Certificate of Incorporation shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences and relative, participating, optional or other special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to be voted by the holders of all of the shares so affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, as hereinbefore provided. Any increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) in the authorized number of shares of any class or classes of capital stock of the Corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                  D. In addition to any requirements of law and any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of 80 percent or more of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to adopt, repeal, alter or amend any provision of the By-laws; provided, however, that (i) this Article EIGHTH shall not limit the authority granted to the Board of Directors pursuant to Article ELEVENTH and (ii) if a majority of the Entire Board of Directors has first recommended the adoption, repeal, alteration or amendment for approval by the stockholders, the By-laws may be adopted, repealed, altered or amended by the approval of a majority of the votes cast by holders of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class.


                                  ARTICLE NINTH

                        Limitation on Director Liability

                  A. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director.

                  B. The rights and authority conferred in this Article NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                  C. Neither the amendment, alteration or repeal of this Article NINTH, nor the adoption of any provision inconsistent with this Article TENTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.


                                  ARTICLE TENTH

                                 Indemnification

                  Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article TENTH. Any amendment or repeal of this Article TENTH shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                ARTICLE ELEVENTH

                 Amendments to By-laws by the Board of Directors

                  In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to:

                  (1) adopt any By-laws a majority of the Entire Board of Directors may deem necessary or desirable in connection with the conduct of the affairs of the Corporation, including provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (i) the submission of proposals to be considered at any such meeting or (ii) nominations for the election of directors to be held at any such meeting; and

                  (2) repeal, alter or amend the By-laws by the affirmative vote of a majority of the Entire Board of Directors.


                                 ARTICLE TWELFTH

                         Foreign Ownership Restrictions

                  The following provisions are included for the purpose of ensuring that ownership of the Corporation remains with United States persons or entities, to the extent required by the Communications Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time:

                  A. If the Corporation is a direct licensee of a broadcast station, the Corporation shall not issue to "Aliens" (which term shall include
(i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States;
(iii) a government other than the government of the United States or of any state, territory, or possession of the United States; and (iv) a representative of, or an individual or entity controlled by, any of the foregoing), either individually or in the aggregate, in excess of 20 percent of the total number of shares of capital stock of the Corporation outstanding at any time and shall seek not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 20 percent limit. If the Corporation is not a direct licensee of a broadcast station but directly or indirectly controls such a licensee, the foregoing limit shall be 25 percent. In the event that the FCC amends the foregoing limits, such amended limits shall apply to this paragraph A of Article TWELFTH.

                  B. If the Corporation is a direct licensee of a broadcast station, no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 20 percent of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time. If the Corporation is not a direct licensee of a broadcast station but directly or indirectly controls such licensee, the foregoing limit shall be 25 percent. In the event that the FCC amends the foregoing limits, such amended limits shall apply to this paragraph B of Article TWELFTH.

                  C. Without limiting the generality of the foregoing and notwithstanding any other provision of these Articles of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien ownership restrictions described in this Article TWELFTH. The terms, conditions and procedures of such redemption shall be as follows:

                  (1) the redemption price of the shares to be redeemed pursuant to this Article TWELFTH shall be equal to the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith;

                  (2) the redemption price of such shares may be paid in cash, securities or any combination thereof as determined by the Board of Directors;

                  (3) if the aggregate redemption price for all of the Alien-owned shares to be redeemed exceeds $5 million in the aggregate during any one-year period consisting of any 12 consecutive calendar months, then the Corporation may elect to pay the balance of any redemption price after the Corporation has paid $5 million in any such period in installments not to exceed $5 million per year in the aggregate, with interest payable semiannually at a rate equal to the six-month LIBOR rate for such six-month period from time to time as determined by the Board of Directors in good faith;

                  (4) if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

                  (5) at least 10 days' prior written notice of the redemption, which notice shall specify the date the redemption is to be effective (the "Redemption Date"), shall be given to the holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and such cash and securities are subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

                  (6) without limiting any of the rights or remedies set forth in this Article TWELFTH, from and after the Redemption Date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares, excepting only payment of dividends declared prior to the Redemption Date for which the record date precedes the Redemption Date) shall cease and terminate, and the holders thereof thereafter shall be entitled only to receive the cash or securities payable upon redemption; and

                  (7) such other terms and conditions as the Board of Directors shall determine.

                  D. The Board of Directors shall have all powers necessary to implement the provisions of this Article TWELFTH.

                  IN WITNESS WHEREOF, Infinity Broadcasting Corporation has caused this Restated Certificate of Incorporation to be executed by the following authorized officer of said corporation on this [ ] day of [ ], 1998.


                                    INFINITY BROADCASTING CORPORATION,

                                        by  ___________________________________
                                            Name:  Mel Karmazin
                                            Title: Chairman, President and
                                                   Chief Executive Officer